Exhibit 5.1

Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, DC 20036-5306 Tel 202.955.8500 www.gibsondunn.com
Client Matter No.: 98315-00007
Direct: (202) 955-8500
March 3, 2010
Wolverine World Wide, Inc.
9341 Courtland Drive
Rockford, Michigan 49351

Re:	Proposed Offering of up to 4,600,000 Shares of Common Stock Pursuant to the Wolverine World Wide, Inc. Stock Incentive Plan of 2010
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Wolverine World Wide, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 4,600,000 shares of the Company’s Common Stock, par value $1 per share (the “Shares”). The Shares subject to the Registration Statement are to be issued under the Wolverine World Wide, Inc. Stock Incentive Plan of 2010 (the “Plan”), subject to stockholder approval of the Plan.
We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of the officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.
Brussels • Century City • Dallas • Denver • Dubai • London • Los Angeles • Munich • New York • Orange County
Palo Alto • Paris • San Francisco • São Paulo • Singapore • Washington, D.C.

March 4, 2010

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, and subject to stockholder approval of the Plan, we are of the opinion that the Shares, when issued in accordance with the terms set forth in the Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.
Our opinions set forth herein are limited to the effect of the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and to the present reported judicial interpretations thereof) and to the facts as they presently exist. Although we are not admitted to practice in the State of Delaware, we are familiar with the Delaware General Corporation Law and have made such investigation thereof as we deemed necessary or desirable for the purpose of rendering the opinion contained herein. We assume no obligation either to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement our opinions in respect of any circumstances or events that occur subsequent to the date hereof.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP